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                                   EXHIBIT 10.1

                               AMENDMENT NO. 2 TO
                       SUPPLEMENTAL COMPENSATION AGREEMENT

     Amendment No. 2 to Supplemental Compensation Agreement ("Amendment") made as of the 23 day of OCTOBER, 2002, by and between WATTS INDUSTRIES, INC., a Delaware corporation with its principal place of business in North Andover, Massachusetts (the "Company"), and Timothy P. Horne, an individual residing in Andover, Massachusetts ("Mr. Horne"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed thereto in the Original Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, the Company and Mr. Horne are parties to a Supplemental Compensation Agreement dated September 1, 1996, as amended by Amendment No. 1 dated July 25, 2000 (the "Original Agreement"); and

     WHEREAS, Mr. Horne desires to resign as Chairman and Chief Executive Officer on August 7, 2002; and

     WHEREAS, the Company desires Mr. Horne to remain a part-time employee of the Company until December 31, 2002 to provide transitional services to the Company; and

     WHEREAS, the Company and Mr. Horne desire to amend the Original Agreement as provided in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Subsection (a) of Section 1 of the Original Agreement is hereby amended by adding the following sentence after the first sentence thereof:

               "In addition, for each of calendar years 2003, 2004 and 2005, Mr. Horne shall receive additional Supplemental Compensation payments in the amount of $100,000 per year and for calendar year 2006, Mr. Horne shall receive additional Supplemental Compensation payments in the amount of $10,668."

     2. Section 1 of the Original Agreement is hereby amended by adding the following subsections (e) and (f) at the end thereof:

               "(e) The Company shall provide the following fringe benefits to Mr. Horne for life:

                    (i) Secretarial services including the maintenance of all financial matters relating to the Horne family including tax records which are maintained for Walter Flowers;

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                    (ii)   The use of an executive office (either current or
               equivalent alternate);

                    (iii) Tax and financial planning as currently performed by Walter Flowers;

                    (iv) Assistance with regard to other financial matters including the maintenance of the Horne Voting Trust, maintenance of Watts share certificates, conversion of same through Equiserve when converting to Class A, etc.;

                    (v)    Maintenance of an automobile (currently the 1987
               Jaguar);

                    (vi)   Continuation of Lanam Club membership;

                    (vii) Reimbursement of travel costs including airfare and hotel accommodations when visiting Company facilities; and

                    (viii) Retiree health insurance.

               (f) The Company will enter into an Indemnification Agreement with Mr. Horne in the form attached hereto as Exhibit A."

     3. Section 2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

               "2. Services of Mr. Horne. From August 7, 2002 through December 31, 2002, Mr. Horne shall remain a part-time employee of the Company and shall provide transition services to the Company. Upon Mr. Horne's retirement on December 31, 2002, Mr. Horne hereby agrees to make himself available to serve the Company and its subsidiaries so long as he is physically able to do so, upon request of the Board of Directors, as a consultant for a minimum of 300 hours per year commencing on January 1, 2003; provided, however, that in no event shall Mr. Horne be required to devote more than 500 hours per year to the performance of services hereunder; and provided further, however, that Mr. Horne's physical inability to perform services hereunder shall not affect or limit the Company's obligation under Section 1. The obligations of Mr. Horne under this Section 2 will terminate upon payment by the Company of the Lump Sum Payment."

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     4.   Miscellaneous

          (a) Except as expressly amended by this Amendment, the Original Agreement shall remain in full force and effect in accordance with its terms.

          (b) More than one counterpart of this Amendment may be executed by the parties hereto, but all of such counterparts taken together shall be deemed to constitute one and the same Amendment.

          (c) This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Mr. Horne, as of the date and year first above written.

                                             WATTS INDUSTRIES, INC.


                                             By: /s/ Daniel J. Murphy III
                                                 -------------------------------
                                                 Name:  Daniel J. Murphy III
                                                 Title: Compensation Committee
                                                        Chairman



                                             /s/ Timothy P. Horne
                                             -----------------------------------
                                             Timothy P. Horne

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